SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                                 July 5, 2006
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                             American TonerServ Corp.
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               Exact name of Registrant as Specified in its Charter


         Delaware                 333-120688             33-0686105
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State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


         475 Aviation Boulevard, Suite 100, Santa Rosa, California 95403
         ---------------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                 (800) 304-4156
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               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))









ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On July 5, 2006, American TonerServ Corp. (the "Company") entered into a Customer List Purchase Agreement ("Agreement") with Computech Print Solutions, Inc. ("Computech") pursuant to which the Company acquired Computech's list of customers and related information. Computech has been engaged in the distribution of remanufactured laser toner cartridges, primarily to business customers. The Company intends to use the customer list to solicit sales of remanufactured toner cartridges to increase the Company's sales of such products.

     As consideration for the purchase of the customer list, the Company has paid Computech $30,000 and is to make an additional payment on August 31, 2006. In addition, the Company gave Computech a two year non-interest-bearing Convertible Promissory Note (the "Note") in the principal amount of $242,000. The principal amount of the Note will be reduced in the event that the gross margin on sales generated from the customer list does not meet certain standards. At the end of the two year period, the Note will become due, but at that time Computech will have the right to convert the principal amount into shares of the Company's common stock at a 25% discount to the fair market value of Company's stock at the time of conversion, subject to a minimum price as stated in the Note.

     In addition to the payments listed above, Computech will be entitled to receive a bonus payment if the gross margin from sales generated from the customer list is above $220,000 for any fiscal year during the first two years. The bonus payment would be equal to 30% of gross margin in excess of $220,000.

     The forgoing is not intended to be a complete summary of the terms and conditions of the Agreement or the Note, copies of which are filed as exhibits to this report.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     On July 5, 2006, the Company acquired a customer list and related information from Computech as described in Item 1 of this report. The amount and nature of the consideration paid for the customer list is described in
Item 1 of this report.

     Computech and its affiliates had no prior material relationships with the Company or its affiliates prior to this transaction. In connection with the acquisition, the Company entered into an independent sales partner agreement with Jon Myers, the President of Computech, pursuant to which Mr. Myers will serve as an independent sales representative of the Company and will be entitled to be paid commissions related to his services.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

 The exhibit identified below is filed as part of this report:

     Exhibit 10.1 Customer List Purchase Agreement with Computech Print Solutions, Inc.

     Exhibit 10.2 Convertible Promissory Note issued to Computech Print Solutions, Inc.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        AMERICAN TONERSERV CORP.



Dated: July 10, 2005                    By:/s/ Daniel J. Brinker
                                           Daniel J. Brinker, President